UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/07/2012

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

PIPE Transaction

On May 7, 2012, Stereotaxis, Inc. (the "Company") entered into a Stock and Warrant Purchase Agreement (the "PIPE SPA") with certain institutional investors whereby it agreed to sell an aggregate of approximately 21.7 million shares of the Company's common stock (the "PIPE Common Stock") at a price of $0.3361 per share, together with six-year warrants at a price of $0.125 per share to purchase an aggregate of approximately 21.7 million shares of common stock having an exercise price of $0.3361 per share (the "PIPE Warrants"). Each purchaser received a PIPE Warrant to purchase one share of common stock for every share of PIPE Common Stock purchased. The Company anticipates that the transaction will close on May 10, 2012. The sale of securities under the PIPE SPA is subject to certain conditions including (i) delivery to each of Lenders (as defined below), releases from the Lenders' guaranties by Silicon Valley Bank the extent of their respective investments in the SPA Common Stock, (ii) delivery by the Company of voting agreements (the "Voting Agreements") with each of purchasers of the PIPE Common Stock, purchasers of the Debentures (as defined below), and certain executive officers and directors of the Company, pursuant to which each such shareholder will agree to vote shares beneficially held by the shareholder in favor of certain matters (the "Shareholder Approval Matters") intended to increase the number of authorized and unissued shares of the Company's common stock, a potential reverse stock split and the transactions described below under "Subordinated Convertible Debentures," and (iii) other customary closing conditions.

Net proceeds from the sale of the securities under the PIPE SPA will be approximately $9.2 million, after placement agent fees and other offering expenses. Oppenheimer & Co, Inc., registered broker dealer (the "Placement Agent"), acted as sole placement agent in connection with the sale under the PIPE SPA.

The Company plans to use the funds to repay $7 million of the revolving credit facility guaranteed by Alafi Capital and affiliates of Sanderling Venture Partners, for working capital, and for general corporate purposes, as described below.

Pursuant to a registration rights agreement to be entered into with the purchasers of the PIPE Common Stock at the closing (the "PIPE Registration Rights Agreement"), the Company will agree to undertake to file a resale registration statement, on behalf of the selling stockholders to be identified therein, with respect to the resale of the PIPE Common Stock and shares underlying the PIPE Warrants, not later than 10 calendar days following the closing and to use its commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC not later than 60 calendar days (or, in the event the SEC comments on the Registration Statement, 90 calendar days) following the closing. If the Company is unable to timely satisfy such deadlines, it could incur penalties of up to 10% of the offering proceeds for such non-compliance.

The foregoing description is qualified in its entirety by the terms of the PIPE SPA, PIPE Registration Rights Agreement, Voting Agreements, and PIPE Warrants, the forms of which are incorporated herein by reference and attached hereto as Exhibits 10.1, 10.2, 10,3 and 4.1.

Subordinated Convertible Debentures

On May 7, 2012, the Company also entered into a Securities Purchase Agreement (the "Convertible Debt SPA") with certain institutional investors whereby it agreed to sell an aggregate of approximately $8.5 million in aggregate principal amount of unsecured, subordinated, convertible debentures (the "Debentures"), which will become convertible into shares of common stock at a conversion price of $0.3361 per share (or approximately 25.2 million shares in the aggregate), no later than the date that the Company is required to hold a meeting to approve the Shareholder Approval Matters. The purchasers of the Debentures also received six-year warrants to purchase 25.2 million shares of the Company's common stock at an exercise price of $0.3361 per share (the "Convertible Debt Warrants"). The Company anticipates that the transaction will close on May 10, 2012. The sale of securities under the Convertible Debt SPA is subject to certain conditions including (i) entry by the purchasers of Debentures into a Subordination Agreement (the "Subordination Agreement") with Silicon Valley Bank pursuant to which the purchasers of the Debentures will agree that the obligations under the Debentures will generally be subordinated to the Company's obligations under its credit facility with Silicon Valley Bank, (ii) delivery by the Company of Voting Agreements with each of purchasers of the PIPE Common Stock, purchasers of the Debentures, and certain executive officers and directors of the Company to vote in favor of the Shareholder Approval Matters, (iii) consummation of the transactions contemplated by the PIPE SPA, and (iv) other customary closing conditions. No shares of Common Stock may be issued upon conversion of the Debentures or exercise of the Warrants, as applicable, until the Company has received approval of the Shareholder Approval Matters. If the Company has not received such approval by August 1, 2012, the Company may be required to pay cash in lieu of issuing any shares that would have otherwise been issuable upon such conversion or exercise, as the case may be, on a net issuance basis.

The Debentures bear interest at 8% per year and mature on May 7, 2014. The Company will be required to make interest payments in shares of common stock, subject to a shareholder vote to increase the number of shares authorized for issuance or a reverse stock split as well as the completion of an effective registration statement. The Convertible Debt Warrants will become exercisable upon the earlier to occur of (i) the six month and first day anniversary following their issuance and (ii) the date that the Company is required to hold a meeting to approve the Shareholder Approval Matters, and will remain exercisable until six years after their initial exercise date.

Subject certain conditions, the Company may require each holder to convert up to 50% of the Debentures if the Common Stock closes above $1.50, or 100% of the Debentures if the Common Stock closes above $2.00 (in each case, as adjusted for stock splits, recapitalizations and similar events) during a 20 consecutive trading day period and the resale registration statement described below has been declared effective by the SEC and is available for the issuance of the Common Stock upon conversion of the Debentures. In the event of any forced conversion by the Company, the minimum amount that the Company can force the holders to convert shall be $2.5 million of Debentures in the aggregate.

Net proceeds from the sale of securities under the Convertible Debt SPA will be approximately $7.5 million, after placement agent fees and other offering expenses, and will be used for working capital and general corporate purposes, subject to certain restrictions set forth in the Convertible Debt SPA. The Placement Agent also acted as placement agent in connection with the sale under the Convertible Debt SPA.

Pursuant to a registration rights agreement to be entered into with the purchasers of the Convertible Debt SPA at the closing (the "Convertible Debt Registration Rights Agreement"), the Company will agree to undertake to file a resale registration statement, on behalf of the selling stockholders to be identified therein, with respect to the resale of the common stock issuable under the Debentures and Convertible Debt Warrants, not later than 30 calendar days following the closing and to use its commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC not later than 90 calendar days (or, in the event the SEC comments on the Registration Statement, 120 calendar days) following the closing. If the Company is unable to timely satisfy such deadlines, it could incur penalties of up to 10% of the offering proceeds for such non-compliance.

The foregoing description is qualified in its entirety by the terms of the Convertible Debt SPA, Debentures, Convertible Debt Registration Rights Agreement, Subordination Agreement, and Convertible Debt Warrants, the forms of which are incorporated herein by reference and attached hereto as Exhibits 10.4, 10.5, 10.6, 4.2 and 4.3.

Extension of Silicon Valley Bank Loan and Sanderling/Alafi Credit Support

In connection with the above closing and funding of the above transactions, the Company and a wholly-owned subsidiary of the Company (the "Subsidiary") expect to further amend its Second Amended and Restated Loan and Security Agreement (Domestic) (the "Amended Loan Agreement") with Silicon Valley Bank to extend the maturity of the current working capital line of credit from May 15, 2012 to March 31, 2013 and decrease the $10 million sublimit for borrowings supported by guarantees from the Lenders (as described below) to $3 million. Under the revised facility the Company would be required to maintain a minimum liquidity ratio and a minimum tangible net worth as defined in the Amended Loan Agreement.

Also in connection with the above closing and funding of the above transactions, the Company and the Subsidiary expect to also enter into an Export-Import Bank Second Loan Modification and Waiver Agreement with Silicon Valley Bank (the "Ex-Im Modification Agreement") to extend the maturity date of the revolving line of credit under that certain Amended and Restated Export-Import Bank Loan and Security Agreement dated November 30, 2011 from May 15, 2012 to March 31, 2013 and reduce the revolving line of credit from $10 million to $5 million.

Also in connection with the above closing and funding of the above transactions and with the Silicon Valley Bank extension described above, the Company entered into a further amendment to the Note and Warrant Purchase Agreement dated February 21, 2008, as amended (the "Note and Warrant Purchase Agreement"), with Sanderling Venture Partners and Alafi Capital (collectively, the "Lenders") to decrease from $10 million in aggregate to $3 million, and to further extend, the Lenders' obligation to provide either direct loans to the Company or loan guarantees to the Company's primary bank lender through the earlier of March 31, 2013, the date that the Company elects to extinguish the guarantee, or the date the Company receives $30 million of third party, non-bank financing. The Company expects to grant to the Lenders warrants (the "2013 Extension Warrants") to purchase an aggregate of approximately 2.3 million shares of Common Stock in exchange for their extension. The 2013 Extension Warrants would be exercisable at a per share price equal to the closing bid price for Nasdaq purposes on the day prior to the commitment being entered into.

The Lenders are affiliates of Fred A. Middleton and Christopher Alafi, respectively, each of whom is a member of the Company's Board of Directors. This facility may also be used by the Company to guarantee its loan commitments with Silicon Valley Bank, its primary bank lender, through the same extended term.

Agreements to implement the above have been signed and placed into escrow, subject to release and effectiveness upon closing of the transactions described above under PIPE Transaction and Subordinated Convertible Debentures.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

Pursuant to the offerings described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on May 7, 2012, the Company offered and sold the shares of its PIPE Common Stock, PIPE Warrants, Debentures, Convertible Debt Warrants, and the 2013 Extension Warrants to "accredited investors" as such term is defined in the Securities Act and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the "Securities Act") and corresponding provisions of state securities laws. Accordingly, none of the securities to be issued in these offerings, including the shares of common stock underlying the PIPE Warrants, Debentures, Convertible Debt Warrants, or the 2013 Extension Warrants, have been registered under the Securities Act, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K describing, among other things, the Company's plan to seek shareholder authorization of a proposal enabling its board of directors, in its discretion, to effect a reverse stock split in a range to be determined by the board, the Company's intention to utilize such reverse stock split as a potential means to regain compliance with The Nasdaq Global Market minimum bid price requirement, its ability to successfully complete the closing under the PIPE SPA and Convertible Debt Purchase Agreement, and about its future operating results are "forward-looking statements" as defined by the SEC. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including actions of the SEC, Nasdaq and the Company's shareholders and the risks and uncertainties inherent in the Company's business, including those described in the Company's current and periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 9.01.    Financial Statements and Exhibits

(a)        Not applicable

(b)        Not applicable

(c)        Not applicable

(d)        Exhibits:

4.1        Form of PIPE Warrant

4.2        Form of Subordinated Convertible Debenture
4.3        Form of Convertible Debt Warrant
10.1        Stock and Warrant Purchase Agreement
10.2        Form of PIPE Registration Rights Agreement
10.3        Form of Voting Agreement
10.4        Securities Purchase Agreement
10.5        Form of Convertible Debt Registration Rights Agreement
10.6        Form of Subordination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: May 07, 2012	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Form of PIPE Warrant
EX-4.2	Form of Subordinated Convertible Debenture
EX-4.3	Form of Convertible Debt Warrant
EX-10.1	Stock and Warrant Purchase Agreement
EX-10.2	Form of PIPE Registration Rights Agreement
EX-10.3	Form of Voting Agreement
EX-10.4	Securities Purchase Agreement
EX-10.5	Form of Convertible Debt Registration Rights Agreement
EX-10.6	Form of Subordination Agreement